                                          EXHIBIT 11


                              COMPUTATION OF PER SHARE EARNINGS
                            (In thousands, except per share data)
                                                  Three Months Ended   Six Months Ended
                                                       June 30,             June 30,
Basic Per Share Earnings (Loss)                     1999      1998      1999      1998


Average shares outstanding during period           22,060    21,506    21,968    21,406
                                                  =======   =======   =======   =======




Net loss                                          $  (654)  $  (665)  $(1,245)  $(1,782)

Undeclared cumulative dividends on Series B
  and Series C Senior Preferred Stock                 (50)     ( 50)     (100)     (100)
                                                  -------   -------   -------   -------
Net loss applicable to common shares              $  (704)  $  (715)  $(1,345)  $(1,882)
                                                  =======   =======   =======   =======




Basic loss per common share                       $  (.03)  $  (.03)  $  (.06)  $  (.09)
                                                  =======   =======   =======   =======


                                         EXHIBIT 11

                         COMPUTATION OF PER SHARE EARNINGS (Cont'd)
                           (In thousands, except per share data)

                                                  Three Months Ended   Six Months Ended
                                                       June 30,            June 30,
Diluted Per Share Earnings (Loss)                   1999      1998      1999      1998


Average shares outstanding during period           22,060    21,506    21,968    21,406

Employee stock options assumed exercised                -       324         -       473

Dilutive effect of convertible securities computed by the "if converted" method:

  Series A preferred stock                             95        95        95        95
  Series B & C preferred stock                      1,986     1,986     1,986     1,986
                                                  -------   -------   -------   -------
                                                   24,141    23,911    24,049    23,960
                                                  =======   =======   =======   =======




Net loss applicable to common shares              $  (654)  $  (665)  $(1,245)  $(1,782)
                                                  =======   =======   =======   =======




Diluted net loss per common share                 $  (.03)  $  (.03)  $  (.05)  $  (.07)
                                                  =======   =======   =======   =======







                                            -19-